UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

INSMED INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 US Highway 202/206 Bridgewater, New Jersey	08807 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 — Regulation FD Disclosure.

On May 28, 2024, Insmed Incorporated (the “Company”) issued a press release announcing positive topline results from its Phase 3 ASPEN study of brensocatib in patients with non-cystic fibrosis bronchiectasis. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company will host a conference call to discuss the positive topline results of the ASPEN study on May 28, 2024 at 8:00 a.m., Eastern Time, and a live webcast of the call will be available through the investor relations section of the Company’s website. A copy of the slide presentation to be used by the Company during the conference call is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 — Other Events.

On May 28, 2024, the Company announced positive topline results from the ASPEN study, a global, randomized, double-blind, placebo-controlled Phase 3 trial to assess the efficacy, safety, and tolerability of brensocatib in patients with non-cystic fibrosis bronchiectasis. The study met its primary endpoint, with both dosage strengths of brensocatib demonstrating statistically significant reductions in the annualized rate of pulmonary exacerbations (“PEs”) versus placebo. The study also met several of its prespecified secondary endpoints with statistical significance.

Based on these results, the Company plans to file a New Drug Application with the U.S. Food and Drug Administration (“FDA”) for brensocatib in patients with bronchiectasis in the fourth quarter of 2024. Pending regulatory approvals, the Company anticipates a U.S. launch for brensocatib in mid-2025 followed by launches in Europe and Japan in the first half of 2026. If approved, brensocatib would be the first approved treatment for patients with bronchiectasis as well as the first approved dipeptidyl peptidase 1 (DPP1) inhibitor—a new mechanism of action with the potential to address a range of neutrophil-mediated diseases.

Topline efficacy results from the ASPEN study are as follows:

Brensocatib 10 mg compared to placebo	Brensocatib 25 mg compared to placebo
Primary Endpoint
Reduction in annualized rate of PEs	21.1%	p=0.0019*	19.4%	p=0.0046*
Secondary Endpoints
Prolongation of time to first PE	18.7%	p=0.0100*	17.5%	p=0.0182*
Increase in odds of remaining exacerbation free over 52 weeks	41.2%	p=0.0059*	40.0%	p=0.0074*
Change from baseline in post-bronchodilator forced expiratory volume in 1 second (FEV1) at week 52	11 mL	p=0.3841	38 mL	p=0.0054*
Reduction in annualized rate of severe PEs	25.8%	p=0.1277	26.0%	p=0.1025
Change from baseline in the Quality of Life – Bronchiectasis (QOL-B) Respiratory Score at week 52	2.0 points	p=0.0594	3.8 points	p=0.0004^
*Statistically significant
^Nominally significant p-value

As part of the ASPEN study’s conduct, more than 460 trial sites were engaged in nearly 40 countries. After excluding sites that did not enroll any patients and all sites in Ukraine, the total number of active sites in ASPEN was 391 sites in 35 countries. Adult patients (ages 18 to 85 years) were randomized 1:1:1 and adolescent patients (ages 12 to <18 years) were randomized 2:2:1 for treatment with brensocatib 10 mg, brensocatib 25 mg, or placebo once daily for 52 weeks, followed by 4 weeks off treatment. The primary efficacy analysis included data from 1,680 adult patients and 41 adolescent patients.

Brensocatib was well-tolerated in the study. Treatment-emergent adverse events (“TEAEs”) occurring in at least 5.0% of patients treated with either dose of brensocatib and more frequently than in placebo were COVID-19 (15.8%, 20.9%, 15.8%), nasopharyngitis (7.7%, 6.3%, 7.6%), cough (7.0%, 6.1%, 6.4%), and headache (6.7%, 8.5%, and 6.9%) for brensocatib 10 mg, brensocatib 25 mg, and placebo, respectively. Additional TEAEs and treatment-emergent adverse events of special interest (“TEAESIs”) are as follows:

	Brensocatib 10 mg (n=582)	Brensocatib 25 mg (n=574)	Placebo (n=563)
Any TEAE, n (%)	452 (77.7)	440 (76.7)	448 (79.6)
Severe TEAE, n (%)	74 (12.7)	67 (11.7)	90 (16.0)
Serious TEAE, n (%)	101 (17.4)	97 (16.9)	108 (19.2)
TEAE leading to death, n (%)	3 (0.5)	4 (0.7)	7 (1.2)
TEAE leading to treatment discontinuation, n (%)	25 (4.3)	22 (3.8)	23 (4.1)
TEAESIs, n (%)	42 (7.2)	56 (9.8)	53 (9.4)
Hyperkeratosis, n (%)	8 (1.4)	17 (3.0)	4 (0.7)
Periodontal/gingival event, n (%)	8 (1.4)	12 (2.1)	15 (2.7)
Severe infection, n (%)	4 (0.7)	7 (1.2)	4 (0.7)
Pneumonia, n (%)	23 (4.0)	27 (4.7)	33 (5.9)

Brensocatib has received Breakthrough Therapy Designation from the FDA and was granted access to the Priority Medicines (PRIME) scheme by the European Medicines Agency for patients with bronchiectasis. The Company plans to present detailed results from the ASPEN study at an upcoming medical meeting.

The Company is also advancing the development of brensocatib in other neutrophil-driven inflammatory diseases with significant health burdens and limited treatment options. A Phase 2 study in patients with chronic rhinosinusitis without nasal polyps is currently underway, and the Company plans to initiate a Phase 2 study in hidradenitis suppurativa in the second half of 2024.

Forward-Looking Statements

The forward-looking statements in this Item 8.01 are based upon the Company's current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timings discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following: the risk that the full data set from the ASPEN study or data generated in further clinical trials of brensocatib will not be consistent with the topline results of the ASPEN study; failure to obtain, or delays in obtaining, regulatory approvals for brensocatib in the U.S., Europe or Japan; failure to successfully commercialize brensocatib, if approved by applicable regulatory authorities, in the U.S., Europe or Japan, or to maintain U.S., European or Japanese approval for brensocatib once approved; uncertainties in the degree of market acceptance of brensocatib by physicians, patients, third-party payors and others in the healthcare community; inaccuracies in the Company's estimates of the size of the potential markets for brensocatib or in data the Company has used to identify physicians; expected rates of patient uptake, duration of expected treatment, or expected patient adherence or discontinuation rates; inability of the Company, Esteve Pharmaceuticals, S.A., Thermo Fisher Scientific, Inc. or the Company's other third-party manufacturers to comply with regulatory requirements related to brensocatib; the Company's inability to obtain adequate reimbursement from government or third-party payors for brensocatib or acceptable prices for brensocatib; development of unexpected safety or efficacy concerns related to brensocatib; failure to obtain regulatory approval for potential future brensocatib indications; restrictions or other obligations imposed on us by agreements related to brensocatib, including our license agreement with AstraZeneca AB, and failure to comply with our obligations under such agreements; failure to successfully conduct future clinical trials for brensocatib, including due to the Company's potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval, among other things; risks that the Company's clinical studies will be delayed or that serious side effects will be identified during drug development; failure of third parties on which the Company is dependent to manufacture sufficient quantities of brensocatib for commercial or clinical needs, to conduct the Company's clinical trials, or to comply with the Company's agreements or laws and regulations that impact the Company's business or agreements with the Company; the strength and enforceability of the Company’s intellectual property rights or the rights of third parties; the cost and potential reputational damage resulting from litigation to which the Company may become a party, including product liability claims; changes in laws and regulations applicable to the Company's business and failure to comply with such laws and regulations; business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises; and inability to repay the Company's existing indebtedness and uncertainties with respect to the Company's need and ability to access future capital.

The Company may not actually achieve the results, plans, intentions or expectations indicated by the Company's forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect the Company's business, please see the factors discussed in Item 1A, “Risk Factors,” in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent Company filings with the Securities and Exchange Commission (“SEC”).

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date hereof. The Company disclaims any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Insmed Incorporated on May 28, 2024.
99.2	Insmed Incorporated May 28, 2024 ASPEN Presentation.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2024	INSMED INCORPORATED

	By:	/s/ Michael A. Smith
	Name:	Michael A. Smith
	Title:	Chief Legal Officer and Corporate Secretary